SHARE PURCHASE AGREEMENT
                                   DATED AS OF
                                DECEMBER 17, 2009
                                  BY AND AMONG
                           RAVEN WING RESOURCES, INC.
                               SKANA CAPITAL CORP.
                                       AND
                             SUN RIVER ENERGY, INC.




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                            SHARE PURCHASE AGREEMENT

     This Agreement, dated as of December 17, 2009 (the "Agreement"), by and among Sun River Energy, Inc., a Colorado corporation ("SNRV"), Skana Capital Corp., a British Columbia corporation, and Acquiree, Raven Wing Resources, Inc., which is a Nevada Corporation and wholly-owned subsidiary of SKANA ("Acquiree"):

     WHEREAS: This Agreement is intended to set forth the terms upon which Acquiree will be acquired by SNRV, for cash, from SKANA;

     THEREFORE: In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE I
                                THE CONSIDERATION

SECTION 1.01      Consideration and Purchase; Effective Time

         The Acquisition shall become effective upon the delivery of the conveyance of 100% of outstanding shares of Acquiree by SKANA to SNRV, in consideration of delivery by SNRV to SKANA of the consideration consisting of:
a) cash to SKANA, in the US dollar amount of $3,500,000 at closing, and b) assumption of liabilities to Thomasson Partner Associates, Inc., by SNRV at closing. c) Purchase price shall be paid as follows:
i) $50,000 paid as an Option Payment to SKANA within two business days of Sun River's receipt of a duly signed contract and suitable wiring instructions. SKANA agrees to refund this Option Payment if non-remediable issues are revealed during the Due Diligence period before January 15, 2010. If written notification of non-remediable issues has not been sent by Sun River to SKANA prior to end of business day January 15, 2010, the Option Payment is non-refundable, but will be applied to the full price at closing. SKANA shall have a reasonable period of time to correct any issues discovered by Sun River during Due Diligence, but if any such issues remain uncorrected by January 31, 2010, then SKANA shall return the Option Payment in full to Sun River.
ii)      $3,450,000 in the form of cash at closing.

SECTION 1.02      Effects of the Purchase.

         At the Effective Time and by virtue of the Purchase, all of the outstanding Acquiree shares shall be conveyed to, and SNRV shall be the owning entity of 100% of the outstanding common stock of Acquiree.


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SECTION 1.03      Delivery of securities of Acquiree.

         As of the Effective Time, by virtue of the Purchase: All of the outstanding shares of Acquiree that are issued and outstanding immediately prior to the Effective Time, shall be delivered to SNRV for the cash consideration paid by SNRV.

SECTION 1.04      Closing Procedures.

         Skana shall provide wiring instructions for the purchase price upon closing. Skana shall deliver 100% of issued and outstanding shares of Raven Wing Resources, Inc., for delivery to SNRV.


                                   ARTICLE II
                                   THE CLOSING

SECTION 2.01      Closing.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two [2] business days) after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, at the offices of Sun River Energy, Inc., located at 1410 High St., Denver, CO, Arvada, CO 80002 or at such other time and place as may be agreed to in writing by the parties hereto (the date of such closing being referred to herein as the "Closing Date"), but no later than January 31, 2010.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SNRV

         Except as set forth in the applicable section of the disclosure schedule delivered by SNRV to SKANA prior to the execution of this Agreement (the "SNRV Disclosure Schedule"), SNRV represents and warrants to SKANA as follows:

SECTION 3.01      Organization of SNRV; Authority.

         SNRV is an Entity duly organized, validly existing and in good standing under the laws of the State of Colorado. SNRV has all requisite corporate power and corporate authority to enter into this agreement to consummate the transactions contemplated hereby, and to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by SNRV of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SNRV, including, without limitation the approval of the board of directors of SNRV. This Agreement has been duly executed and delivered by SNRV and, assuming that this Agreement constitutes a valid and binding obligation of SKANA, constitutes a valid and binding obligation of SNRV, enforceable against SNRV in accordance with its terms.


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SECTION 3.02      No Violation; Consents and Approvals..

         The execution and delivery by SNRV of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of SNRV, (b) any Laws applicable to SNRV or the property or assets of SNRV, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of SNRV under, any Contracts to which SNRV is a party or by which SNRV or any of its assets may be bound, except, in the case of clauses
(b) and (c), for such  conflicts,  violations or defaults as to which  requisite waivers or consents will have been obtained prior to the Closing. No Governmental Approval is required to be obtrained or made by or with respect to SNRV in connection with the execution and delivery of this Agreement or the consummation by SNRV of the transactions contemplated hereby.

SECTION 3.03      Litigation; Complaince with Laws.

         Except as would not have a Material  Adverse  Effect on SNRV there are:
(i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of SNRV threatened against, relating to or affecting SNRV, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of SNRV in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against SNRV, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of SNRV in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF SKANA

         Except as set forth in the applicable section of the disclosure schedule delivered by SKANA to SNRV prior to the execution of this Agreement (the "SKANA Disclosure Schedule"), SKANA represents and warrants to SNRV as follows:

SECTION 4.01      Organization; Authority.

         Each of SKANA and Acquiree is a Corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority to enter into, to consummate the transactions contemplated hereby and to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by SKANA and Acquiree of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SKANA and Acquiree, including, without limitation, the approval of the Board of Directors of SKANA and Acquiree. This Agreement has been duly executed and delivered by each of SKANA and Acquiree and, assuming that this Agreement constitutes a valid and binding obligation of SNRV, constitutes a valid and binding obligation of SKANA and Acquiree. Acquiree is duly qualified or licensed to do business as a foreign Entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have an Acquiree Material Adverse Effect on Acquiree

SECTION 4.02      Capitalization

                a.The authorized common shares of Acquiree constitute 100 shares of common stock of which 100 are outstanding and are 100% held by SKANA (the "Acquiree Shares"). All of the outstanding shares of the Acquiree are validly issued, fully paid and non-assessable. To SKANA's knowledge, none of the outstanding shares of Acquiree were issued in violation of any Law, including, without limitation, state and federal securities laws. There are no Liens on or with respect to any outstanding shares of Acquiree.

                b.Except as shown in Section 4.02 (a) of the SKANA Disclosure Schedule, there are no outstanding: (i) securities convertible into or exchangeable for Acquiree shares; (ii) options, warrants or other rights to purchase or subscribe for Acquiree shares; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any Acquiree shares, any such convertible or exchangeable securities or any such options, warrants or rights. There is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from Acquiree, or any stockholder of Acquiree, any equity shares in Acquiree, and there is no outstanding right or security of any kind convertible into such equity shares. To SKANA's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of Acquiree. There are no obligations, contingent or otherwise, of Acquiree to repurchase, redeem or otherwise acquire any shares of Acquiree or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no accrued and unpaid dividends or distributions due with respect to any outstanding shares of Acquiree.

SECTION 4.03      No Violation; Consents and Approvals.

         The execution and delivery by SKANA and Acquiree of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of SKANA or Acquiree, (b) any Laws applicable to SKANA or Acquiree or the property or assets of SKANA or Acquiree, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of SKANA or Acquiree under, any Contracts to which SKANA or Acquiree is a party or by which SKANA or Acquiree or any of their respective assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have an Acquiree Material Adverse Effect. No Governmental Approval is required to be obtained or made by or with respect to SKANA or Acquiree in connection with the execution and delivery of this Agreement or the consummation by SKANA of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a Material Adverse Effect on Acquiree.


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SECTION 4.04      Litigation; Compliance with Laws.

         Except as would not have a Material Adverse Effect on SKANA or Acquiree, there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of SKANA, threatened against, relating to or affecting SKANA or Acquiree, their business, their assets, or any employee, officer, director, stockholder, or independent contractor of SKANA or Acquiree in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against SKANA or Acquiree, their business, their assets, or any employee, officer, director, stockholder, or independent contractor of SKANA or Acquiree in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. Section 4.04 of the SKANA Disclosure Schedule includes a description of all claims, actions, suits, investigations or proceedings involving SKANA and Acquiree, their business, their assets, or any employee, officer, director, stockholder or independent contractor of SKANA and Acquiree in their capacities as such.

SECTION 4.05      Laws

         Except as would not have an Acquiree Material Adverse Effect, Acquiree has complied and is in compliance in all material respects with all Laws applicable to Acquiree, its business or its assets. Acquiree has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets. Acquiree has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of Acquiree threatened to revoke or limit any such license.

SECTION 4.06      Financial Statements.

         Acquiree shall have provided, prior to closing hereunder, financial statements in accordance with GAAP consistently applied, complete and true and accurate in all respects, disclosing all liabilities, and assets of Acquiree and shall provide all books and records necessary to complete audits in accordance with SEC Rules and Regulations.

                                    ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                            BUSINESS PRIOR TO CLOSING

SECTION 5.01      Conduct of the Business Prior to Closing

                a.During the period from the date of this Agreement and continuing until the Effective Time, SKANA agrees as to Acquiree, that Acquiree shall not engage in any business whatsoever other than in connection with the consummation of the transactions contemplated by this Agreement, and Acquiree shall use commercially reasonable efforts to preserve intact its business and assets, maintain its assets in good operating condition and repair (ordinary wear and tear excepted), retain the services of its officers, employees and independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, SNRV consents otherwise in writing.

                b.During the period from the date of this Agreement and continuing until the Effective Time, SKANA agrees with respect to Acquiree that except as expressly contemplated or permitted by this Agreement, as disclosed in
Section 5.01 (a) of the SKANA's Disclosure Schedule or to the extent that SNRV shall otherwise consent in writing:

                  1. SKANA shall not amend or propose to amend Acquiree's certificate of incorporation or by-laws or equivalent organizational.

                  2. SKANA shall not permit Acquiree to, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership of equity.

                  3. SKANA shall not permit Acquiree to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

                   4. SKANA shall not permit Acquiree to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of its assets.

                  5. SKANA shall promptly advise SNRV in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of Acquiree which would result in an Acquiree Material Adverse Effect, as the case may be.

                  6. SKANA shall not permit to occur in the case of Acquiree any
         (1) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, (2) incurrence of Indebtedness or any commitment to incur Indebtedness, any incurrence of a contingent liability, Contingent Obligation or other liability of any type, except fof obligations related to the Exchange of Inventory in the ordinary course of business consistent with past practices, (3) cancellation of any debt or waiver or release of any contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business consistent with its past practice which do not exceed $5,000 in the aggregate, (4) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under,
         (5) any contract or agreement (including, without limitation, leases) to which it is or, as of date hereof, was a party, other than in the ordinary course of business consistent with past practice, or (6) any License, (7) execution of termination, severance or similar agreements with any of its officers, directors, employees, agents or independent contractors or (8) entering into any leases of real property or agreement to acquire real property.

SECTION 5.02      No Action.

         During the period from the date of this Agreement and continuing until the Effective Time, Acquiree and SKANA agrees as to itself and, with respect to Acquiree, respectively, that it shall not, and SKANA shall not permit Acquiree to, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article V.

SECTION 5.03      Leases /Net Revenue Interests/working interest.

         SKANA will cause Acquiree to maintain and renew as necessary, all of its leases, options, mineral interests, pending Closing, at its expense. Further Acquiree will provide a complete Lease/Acreage inventory with gross and net revenue interests, together with a schedule of expiration and renewal dates, within 5 days hereafter.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01      Access to information.

         From the date hereof until the Effective Time or the earlier termination of this Agreement, SKANA shall give SNRV and its counsel, accountants, representatives and agents, full access, upon reasonable notice and during normal business hours, to Acquiree's management, financial, legal, accounting and other representatives. SNRV, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of Acquiree that SNRV and its counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the Parties to consummate the Exchange; it being understood that the investigation will be made for the purposes among others of the board of directors of SNRV determining in its good faith reasonable business judgment the accuracy of the representations and warranties of SKANA. In the event of the termination of this Agreement, SNRV, if so requested by SKANA, will return or destroy promptly every document furnished to it by or on behalf of SKANA in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 6.02      Legal Conditions to Purchase; Reasonable Efforts.

         SNRV and SKANA shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Purchase and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Purchase. SNRV and SKANA will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by SKANA or SNRV in connection with the Purchase or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.04      Public announcements and Filings.

         Each Party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.05      Tax Matters

a.       No representation is made that this is a non-taxable transaction.

       b.SKANA shall prepare and file on a timely basis all Tax Returns which are due to be filed with respect to Acquiree (giving effect to any extension of time) prior to the Closing Date including any 2009 short year return as may be necessary. SNRV shall be responsible for the preparation and filing of all Tax Returns which are due to be filed (giving effect to any extension of time) after the Closing Date.

         c. From the date hereof until the Effective Time or the earlier termination of this Agreement, without the prior written consent of the other Party or if required in the opinion of counsel, SKANA shall not permit Acquiree to make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other action relating to the filing of any Tax Return or the payment of any Tax.


                                   ARTICLE VII
                           CONDITIONS OF THE PURCHASE

SECTION 7.01      Conditions to Each Party's Obligation to Effect the Purchase.

         The respective obligations of each Party to effect the Purchase and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following condition: No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Purchase or any transaction contemplated by this Agreement; provided, however, that the Parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02      Additional Conditions of Obligations of SNRV.

         The obligations of SNRV to effect the Purchase and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by SNRV:

                a.Representations and Warranties. The representations and warranties of SKANA in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                b.Performance of Obligations of SKANA. SKANA shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                c.No Material Adverse Change to Acquiree. From the date hereof through and including the Effective Time, no event shall have occurred which would have an Acquiree Material Adverse Effect.

                d.Third Party Consents. SKANA have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by SKANA and Acquiree of this Agreement and the consummation of the transactions contemplated hereby.

                e.No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

                f.Deliveries.  At the  Closing,  SKANA shall have  delivered  to
SNRV:

1. a certificate, dated the Closing Date, signed on behalf of SKANA certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 7.02;

2. the consents or approvals set forth in Section 4.03 or 4.04, if any, of the SKANA Disclosure Schedule;

3. true, correct and complete copies of (1) the certificate of organization or other charter document, as amended to date, of Acquiree as filed with, the Secretary of State or other appropriate official of the state or other jurisdiction of organization of Acquiree, (2) the by-laws or other similar organizational document of Acquiree, and (3) resolutions duly and validly adopted by the Board of Directors and the stockholders of Acquiree evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.03      Additional Conditions of Obligations of SKANA

                  The obligation of SKANA to effect the Purchase and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by SKANA:

       a.Representations and Warranties. The representations and warranties of SNRV set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

       b.Performance of Obligations of SNRV. SNRV shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

       c.No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby.

       d.Deliveries. At the Closing, SNRV shall have delivered to SKANA: The cash consideration of $3,500,000 as well as a certificate, dated the Closing Date, signed on behalf of SNRV certifying as to the fulfillment of the conditions specified in subsection 7.03 and any requisite consents or approvals.




                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.01      Termination.

         This Agreement may be terminated at any time prior to the Effective Time, by SNRV or SKANA as set forth below:

     a.   by mutual consent of the boards of directors of SNRV and SKANA; or

     b. by SNRV upon written notice to SKANA, if: (A) any condition to the obligation of SNRV to close contained in Article VII hereof has not been satisfied by the closing date (the "End Date") (unless such failure is the result of SNRV's breach of any of its representations, warranties, covenants or agreements contained herein); or

     c. by SKANA upon written notice to SNRV, if: any condition to the obligation of SKANA to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of SKANA's breach of any of its representations, warranties, covenants or agreements contained herein).

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Parties set forth in this Agreement shall survive the Closing for a period of one year. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the Parties hereto shall survive the Closing.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01     Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the Parties at the following addresses:

         If to SNRV to:
                  SNRV 7609 Ralston Road Arvada, CO 80002 Fax: 303-431-1567

                  With a copy to (which shall not constitute notice):
                  Michael A. Littman, Esq.
                  7609 Ralston Road
                  Arvada, CO 80002 Fax: 303-431-1567

         If to SKANA, to:
                  SKANA Capital Corp.
                  543 Granville Street
                  Suite 502
                  Vancouver, BC. V6C1X8
                  Canada
                  Fax: 604-685-2345

SECTION 10.02     Amendment; Waiver.

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the Parties hereto.

SECTION 10.03     Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04     Governing Law.

         This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 10.05     Waiver of Jury Trial.

         Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06     Consent to Jurisdiction.

         Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the individuals designated in
Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07     Counterparts; Effectiveness.

         Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION  10.08  Entire  Agreement;  No  Third  Party  Beneficiaries;  Rights  of
Ownership.

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Exchange until consummation thereof.

SECTION 10.09     Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.10     No Strict Construction.

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11     Severability.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

                                   ARTICLE XI
                                   DEFINITIONS

         "Acquiree" shall have the meaning set forth in the preamble to this Agreement and means Raven Wing Resources, Inc.

         "Acquiree Common Stock" shall have the meaning set forth in the recitals to this Agreement, and elsewhere in Section 4.02 "Acquiree Material Adverse Effect" shall mean an event or change, individually or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of Acquiree taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which Acquiree is engaged generally) or (b) the ability of Acquiree to consummate the transactions contemplated hereby.

         "Acquiree Shareholders" mean the holders of any capital shares in Acquiree, whether common or preferred.

         "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendents; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership shares of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Code" shall have the meaning set forth in the recitals of this Agreement.

         "Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

         "CBCA and NRS" shall have the meaning set forth in the recitals of this Agreement.

         "Effective Time" shall be the date all conditions and performance hereunder has been completed but no later than January 31, 2010.

         "Exchange" shall have the meaning set forth in the recitals of this Agreement.

         "Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

         "Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the Exchange of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, shares, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectibility) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon shares rates, currency exchange rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership shares in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person. Notwithstanding anything to the contrary in this Agreement, the term "Indebtedness" expressly includes the scheduled debts and obligations of Acquiree.

         "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

         "License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, Entity, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

         "SNRV" shall have the meaning set forth in the preamble to this Agreement.

         "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all shares, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

         "Tax Return" means any report, return, statement, estimate, informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes. "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


SUN RIVER ENERGY, INC.


By: __________________________________________________
       Name:
       Title:

SKANA CAPITAL CORP.


By: __________________________________________________
       Name:
       Title:

RAVEN WING RESOURCES, INC.


By: __________________________________________________
       Name:
       Title: